Exhibit 99.B(h)(3)(d)

PACIFIC FUNDS SERIES TRUST

AMENDMENT TO THE EXPENSE LIMITATION AGREEMENT

THIS AMENDMENT TO THE EXPENSE LIMITATION AGREEMENT (the “Amendment”), effective as of June 28, 2019, is entered into by and between Pacific Funds Series Trust (the “Trust” or “Pacific Funds”), on behalf of the series of Pacific Funds designated in the schedules to the Agreement (each  a “Fund,” collectively, the “Funds”), and Pacific Life Fund Advisors LLC (“Adviser”).

WHEREAS, the Trust and Adviser (collectively, the “Parties”) are parties to a certain Expense Limitation Agreement dated August 1,2017, as may be amended from time to time (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement upon the following terms and conditions.

NOW THEREFORE, in consideration of the renewal of premises and mutual promises and covenants contained in the Agreement, and good and fair consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties hereby agree as follows:

1)             Schedule B to the Agreement is hereby deleted in its entirety and replaced with the Schedules B attached hereto, effective as of the date noted on that schedule.

2)             Except as expressly supplemented, amended or consented to hereby, all of the representations, terms, covenants and conditions of the Agreement shall remain unchanged and shall continue in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment to the Expense Limitation Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

PACIFIC FUNDS SERIES TRUST

By: /s/ Howard T. Hirakawa	By: /s/ Laurene E. MacElwee
Name: Howard T. Hirakawa	Name: Laurene E. MacElwee
Title: Senior Vice President	Title: VP & Assistant Secretary

PACIFIC LIFE FUND ADVISORS LLC

By: /s/ Howard T. Hirakawa	By: /s/ Laurene E. MacElwee
Name: Howard T. Hirakawa	Name: Laurene E. MacElwee
Title: SVP, Fund Advisor Operations	Title: VP & Assistant Secretary

SCHEDULE B

to the PACIFIC FUNDS SERIES TRUST
EXPENSE LIMITATION AGREEMENT

FOR: PF Fixed Income Funds1, Pacific Funds Diversified Income and Pacific Funds

Diversified Alternatives

I.                                       Operating Expense Limits for Class A Shares

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds Short Duration Income Pacific Funds Core Income Pacific Funds Strategic Income Pacific Funds Floating Rate Income Pacific Funds High Income	0.10% through July 31, 2019
Pacific Funds Diversified Alternatives	0.40% through July 31, 2019

II.                                   Operating  Expense  Limits for Class C Shares

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds Short Duration Income Pacific Funds Core Income	0.10% through July 31, 2019
Pacific Funds Strategic Income Pacific Funds Floating Rate Income Pacific Funds High Income	0.05% through July 31, 2019
Pacific Funds Diversified Alternatives	0.40% through July 31, 2019

Pacific Funds Core Income, Pacific Funds Floating Rate Income, Pacific Funds High Income, Pacific Funds Short Duration Income, Pacific Funds Strategic Income and Pacific Funds Ultra Short Income are, together, the “PF Fixed Income Funds.” The expense caps for Class P shares of the PF Fixed Income Funds that are offered as Underlying Funds are stated in Schedule D to this Agreement.

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III.                             Operating Expense Limits for Advisor Class Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds Short Duration Income Pacific Funds Strategic Income Pacific Funds Floating Rate Income Pacific Funds High Income	0.10% through July 31, 2019
Pacific Funds Core Income	0.05% through July 31, 2019
Pacific Funds Ultra Short Income	0.07% through July 31, 2022
Pacific Funds Diversified Alternatives	0.40% through July 31, 2019
Pacific Funds Diversified Income	0.10% through July 31, 2022

IV.                            Operating Expense Limits for Class I Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds Short Duration Income Pacific Funds High Income	0.10% through July 31, 2019
Pacific Funds Core Income Pacific Funds Strategic Income Pacific Funds Floating Rate Income	0.05% through July 31, 2019
Pacific Funds Ultra Short Income	0.07% through July 31, 2022

Effective: June 28, 2019

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